UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

Getty Realty Corp.

 (Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of the Company was held on May 14, 2013 (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on the following items:

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES CAST			BROKER
	FOR	AGAINST	ABSTENTIONS	NON-VOTES
Milton Cooper	22,095,597	939,900	43,080	6,820,176
Philip E. Coviello	21,922,431	999,126	157,020	6,820,176
David B. Driscoll	22,725,328	193,289	159,960	6,820,176
Leo Liebowitz	22,296,213	738,173	44,191	6,820,176
Richard E. Montag	21,984,308	935,041	159,228	6,820,176
Howard Safenowitz	19,172,545	3,859,198	46,834	6,820,176

Proposal 2:  Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say on Pay”) for the Annual Meeting. There were 21,998,517 votes cast for the proposal, 895,186 votes cast against the proposal, 184,874 abstentions and 6,820,176 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. There were 29,604,008 votes cast for the appointment, 200,718 votes cast against the appointment, 94,027 abstentions and no broker non-votes.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Mr. Leo Liebowitz confirmed his intention to retire on or around July 1, 2013.  Thereafter, Mr. Liebowitz will continue to serve as a member and non-executive Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: May 20, 2013	By:	/s/ Thomas J. Stirnweis
Thomas J. Stirnweis
Vice President and Chief Financial Officer

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